Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 11, 2004 (except for Note 16, as to which the date is March 4, 2004) relating to the financial statements and financial statement schedules of Connecticut Water Service, Inc., which appears in Connecticut Water Service, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2003.

Boston, Massachusetts
July 20, 2004

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP